Exhibit 99(a), Form 10-K Kansas City Life Insurance Company

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 11-K

[ ]	ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED] For the fiscal year ended December 31, 2001

OR

[ ]	TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED] For the transition period from __________ to ___________

Commission File Number 2-40764

A.	Kansas City Life Insurance Company Savings and Profit Sharing Plan 3520 Broadway Kansas City, Missouri 64111-2565
B.	Kansas City Life Insurance Company 3520 Broadway Kansas City, Missouri 64111-2565